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EXHIBIT 99.1 -- Press release

PRESS RELEASE

For Immediate Release

Date:     July 6, 2005

Contact:  Michael DeMarco
          Chief Financial Officer
          (201) 712-0090


 PEOPLES EDUCATIONAL HOLDINGS, INC. ANNOUNCES EXERCISE OF OVER-ALLOTMENT OPTION

         Peoples Educational Holdings, Inc. (NASDAQ: PEDH) announced today that Feltl and Company, the underwriter of the company's recent public offering, has exercised in full its over-allotment option to purchase an additional 75,000 shares of the company's common stock at a price of $6.30 per share, before deducting underwriting discounts and commissions.

         A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on May 27, 2005. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

         A copy of the final prospectus may be obtained by contacting Feltl and Company at 225 South Sixth Street, Suite 4200, Minneapolis, Minnesota 55402.

         Peoples Educational Holdings, Inc. is a publisher and marketer of print and electronic supplementary educational materials for the K-12 school market.





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